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[NY LIFE LOGO]

                                           NEW YORK LIFE INSURANCE COMPANY
                                           51 Madison Avenue, New York, NY 10010
                                           212 576-6973
                                           Fax 212 576-8339

                                           Thomas F. English
                                           Senior Vice President and Deputy
                                           General Counsel


                                April 1, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


    RE:  NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
         CORPORATE SPONSORED VARIABLE UNIVERSAL LIFE SEPARATE ACCOUNT - I INVESTMENT COMPANY ACT FILE NUMBER: 811-07697
         SECURITIES ACT FILE NUMBER: 333-07617


Ladies and Gentlemen:


       This opinion is furnished in connection with the filing by New York Life Insurance and Annuity Corporation ("NYLIAC") of Post-Effective Amendment No. 6 to the registration statement on Form S-6 ("Registration Statement") under the Securities Act of 1933, as amended, of NYLIAC Corporate Sponsored Variable Universal Life Separate Account-I ("Separate Account-I"). Separate Account-I receives and invests premiums allocated to it under a corporate sponsored variable universal life policy ("Policy"). The Policy is offered in the manner described in the Registration Statement.


       In connection with this opinion, I have made such examination of the law and have examined such corporate records and such other documents as I consider appropriate as a basis for this opinion hereinafter expressed. On the basis of such examination, it is my opinion that:

       1. NYLIAC is a corporation duly organized and validly existing under the laws of the State of Delaware.


       2. Separate Account-I is a separate account established and maintained by NYLIAC pursuant to Section 2932 of the Delaware Insurance Code, under which the income, gains and losses, realized or unrealized, from assets allocated to Separate Account I shall be credited to or charged against Separate Account-I, without regard to other income gains or losses of NYLIAC.



       3. The Policy has been duly authorized by NYLIAC and, when sold in jurisdictions authorizing such sales, in accordance with the Registration Statement, will constitute validly issued and binding obligations of NYLIAC in accordance with its terms.



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Securities and Exchange Commission
April 1, 2002
Page 2


       4. Each owner of a Policy will not be subject to any deductions, charges, or assessments imposed by NYLIAC, other than those provided in the Policy.


       I consent to the use of this opinion as an exhibit to the Registration Statement.


                                        Very truly yours,

                                        /s/ THOMAS F. ENGLISH
                                        Thomas F. English
                                        Senior Vice President and
                                        Deputy General Counsel